Exhibit 99.1

PHH Corporation Announces Completion of 2005 Annual Report on Form 10-K

Mt. Laurel, NJ—November 22, 2006—PHH Corporation (NYSE: PHH) today announced that it has filed its Annual Report on Form 10-K for the year ended December 31, 2005. Investors may access the filing on the Company’s website at www.phh.com on the home page or under Investor Relations—SEC Reports. Investors may also request a paper copy of the filing by calling the Company’s Investor Hotline at 856-917-7405 or by writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, NJ 08054.

Our filing concludes the two remaining accounting issues disclosed in previous Current Reports on Form 8-K filed with the SEC.

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First, the Form 10-K reflects an additional $9 million of NOLs initially allocated to us as of the date of the spin-off from Cendant that, as a result of new information received from our former parent company, has been written off through a reduction in shareholders’ equity in the fourth quarter of 2005.

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Second, we determined that the amount of goodwill allocated to us as part of our 2001 acquisition of Avis Group Holdings, Inc. was improper and needed to be reduced by $251 million. We recorded goodwill impairment charges of $100 million and $102 million in 2002 and 2003, respectively, for the Fleet Management Services segment, resulting in a full write-off of the Fleet Management Services business’ restated goodwill balance at December 31, 2003. The goodwill impairment charge previously recorded in the first quarter of 2005 of $239 million has been reversed. As previously announced in our Current Report on Form 8-K filed on October 30, 2006, our shareholders’ equity is approximately $1.5 billion as of December 31, 2005.

Our independent registered public accounting firm’s audit report, with respect to our 2005 audited annual financial statements, contains an explanatory paragraph stating that the uncertainty about our ability to comply with certain of our financial agreement covenants relating to the timely filing of our financial statements raises substantial doubt about our ability to continue as a going concern. We believe that our previous success in obtaining necessary waivers from our lenders will continue.

As we have previously disclosed, we are required under many of our financing arrangements to provide annual and quarterly financial statements to certain of our lenders and trustees. We have obtained waivers to extend the deadline for delivery of financial statements for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 to December 29, 2006. We are negotiating with the lenders and trustees under the financing arrangements to extend the existing waivers for these and other financial statements as needed. We anticipate continued cooperation from our lenders and expect to receive any necessary waivers well in advance of December 29, 2006.

Our annual meeting of stockholders for 2006 will be held on January 24, 2007. Any stockholder that intends to present a proposal for new business or nomination of a director at the annual meeting must provide notice thereof in accordance with the Company's bylaws not later than December 6, 2006. Additional information regarding the meeting will be provided in our proxy statement.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States(1). Its subsidiary, PHH Arval, is the second-largest fleet management services provider in the United States and Canada combined(2). For additional information about the company and its subsidiaries please visit www.phh.com.

(1)Inside Mortgage Finance, Copyright 2006
(2)Automotive Fleet Fact Book, June 2006

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate", "may result", "will result" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. For example, the statements that we believe that our previous success in obtaining necessary waivers from our lenders will continue and that we anticipate continued cooperation from our lenders and expect to receive any necessary waivers well in advance of December 29, 2006 are forward looking statements.

You should consider the areas of risk described under the heading "Forward-Looking Statements" in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

CONTACT:

PHH Corporation:

Investors: Nancy Kyle, (856) 917-4268

Media: Karen McCallson, (856) 917-8679